Exhibit 99.2

Northfield Park Associates, LLC and Subsidiary

(An Ohio Limited Liability Company)

Unaudited Condensed Consolidated Financial Statements as of June 30, 2018 and December 31, 2017 and for the six months ended June 30, 2018 and June 30, 2017

NORTHFIELD PARK ASSOCIATES, LLC AND SUBSIDIARY

(An Ohio Limited Liability Company)

TABLE OF CONTENTS

Page
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2018 AND DECEMBER 31, 2017 AND FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017:

Balance Sheets	1–2

Statements of Operations	3

Statements of Member’s (Deficit) Equity	4

Statements of Cash Flows	5

Notes to Unaudited Condensed Consolidated Financial Statements	6–15

NORTHFIELD PARK ASSOCIATES, LLC AND SUBSIDIARY

(An Ohio Limited Liability Company)

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2018 AND DECEMBER 31, 2017

	June 30 2018	December 31 2017
ASSETS

CURRENT ASSETS:
Cash	$34,107,875	$30,023,965
Accounts receivable—net	6,230,212	6,025,512
Prepaid expenses	2,452,459	1,708,929
Ohio settlement agent—assets	755,819	986,000
Interest rate swap	184,087	467,243
Other current assets	737,595	773,853

Total current assets	44,468,047	39,985,502

PROPERTY AND EQUIPMENT:
Land	1,753,254	1,753,254
Buildings and building improvements	143,272,505	143,214,979
Furniture, fixtures and equipment	80,927,620	80,749,984
Construction in progress	166,278	60,858

	226,119,657	225,779,075

Less accumulated depreciation	96,927,595	89,676,928

Net property and equipment	129,192,062	136,102,147

OTHER ASSETS:
Gaming license fees	50,000,000	50,000,000
Other assets, net	97,450	128,469

	50,097,450	50,128,469

TOTAL ASSETS	$223,757,559	$226,216,118

(Continued)

NORTHFIELD PARK ASSOCIATES, LLC AND SUBSIDIARY

(An Ohio Limited Liability Company)

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS JUNE 30, 2018 AND DECEMBER 31, 2017

	June 30 2018	December 31 2017
LIABILITIES AND MEMBER’S DEFICIT

CURRENT LIABILITIES:
Current portion of long-term debt	$15,000,000	$15,000,000
Accounts payable, trade and construction	15,876,693	13,249,415
Ohio settlement agent—liabilities	755,819	986,000
Accrued expenses and other	12,979,078	14,528,680

Total current liabilities	44,611,590	43,764,095

LONG-TERM LIABILITIES—Long-term debt—net	190,348,139	187,358,220

Total liabilities	234,959,729	231,122,315

COMMITMENTS AND CONTINGENCIES (Note 11)

MEMBER’S DEFICIT	(11,202,170)	(4,906,197)

TOTAL LIABILITIES AND MEMBER’S DEFICIT	$223,757,559	$226,216,118

		(Concluded)

See notes to condensed consolidated financial statements (unaudited)

NORTHFIELD PARK ASSOCIATES, LLC AND SUBSIDIARY

(An Ohio Limited Liability Company)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

	June 30	June 30
	2018	2017
REVENUE:
Rocksino gaming	$126,758,193	$119,872,851
Food and beverage	13,594,151	13,080,806
Pari-mutuel gaming related	8,066,080	8,572,058
Other	11,239,116	6,443,765
Less promotional allowances	(8,224,976)	(7,769,857)

Net revenue	151,432,564	140,199,623

OPERATING EXPENSES:
Gaming taxes and related revenue sharing	54,487,904	51,507,350
Food and beverage	10,516,295	10,408,260
Purses	2,995,163	3,119,973
Other racetrack operating expenses	4,775,296	4,704,778
Simulcast fees	967,974	981,873
Other Rocksino gaming	6,731,318	6,763,608
Other operating, general and administrative	24,348,615	18,100,046
Management fees	2,096,900	1,990,903
Depreciation and amortization	7,733,873	7,343,395

Total operating expenses	114,653,338	104,920,186

INCOME BEFORE OTHER INCOME (EXPENSE)	36,779,226	35,279,437

OTHER INCOME (EXPENSE):
Interest expense	(3,627,023)	(1,994,097)
Loss on sale of asset	(199,393)	(166,804)
Unrealized loss on interest rate swap	(283,156)	—

Total other expense	(4,109,572)	(2,160,901)

NET INCOME	$32,669,654	$33,118,536

See notes to condensed consolidated financial statements (unaudited)

NORTHFIELD PARK ASSOCIATES, LLC AND SUBSIDIARY

(An Ohio Limited Liability Company)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF MEMBER’S (DEFICIT) EQUITY

AS OF JUNE 30, 2018 AND DECEMBER 31, 2017

BALANCE—January 1, 2017	$81,374,193
Net income	63,044,217
Distributions paid to members	(46,324,607)
Acquisition of member ownership interest	(103,000,000)

BALANCE—December 31, 2017	(4,906,197)
Net income	32,669,654
Distributions paid to member	(38,965,627)

BALANCE—June 30, 2018	$(11,202,170)

See notes to condensed consolidated financial statements (unaudited)

NORTHFIELD PARK ASSOCIATES, LLC AND SUBSIDIARY

(An Ohio Limited Liability Company)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

	June 30 2018	June 30 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$32,669,654	$33,118,536
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,733,873	7,343,395
Amortization of deferred financing costs	489,919	395,876
Loss on sale of asset	199,393	166,804
Unrealized change on interest rate swap	283,156	—
Decrease (increase) in assets:
Accounts receivable	(204,700)	(383,540)
Prepaid expenses	(743,530)	(304,210)
Ohio settlement agent—assets	230,181	213,705
Other current assets	36,258	(160,046)
Other assets	31,019	11,419
Increase (decrease) in liabilities:
Accounts payable—trade	2,592,422	2,044,591
Ohio settlement agent—liabilities	(230,181)	(213,704)
Accrued expenses and other	(1,549,602)	(316,045)

Net cash provided by operating activities	41,537,862	41,916,781

CASH FLOWS USED IN INVESTING ACTIVITIES:
Capital expenditures	(988,325)	(3,694,816)

Net cash used in investing activities	(988,325)	(3,694,816)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	10,000,000	—
Payments on long-term debt	(7,500,000)	(5,625,000)
Distribution to members	(38,965,627)	(34,387,877)

Net cash used in financing activities	(36,465,627)	(40,012,877)

NET INCREASE (DECREASE) IN CASH	4,083,910	(1,790,912)

CASH—Beginning of period	30,023,965	38,490,138

CASH—End of period	$34,107,875	$36,699,226

See notes to condensed consolidated financial statements (unaudited)

NORTHFIELD PARK ASSOCIATES, LLC AND SUBSIDIARY

(An Ohio Limited Liability Company)

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2018 AND DECEMBER 31, 2017 AND FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

1.	DESCRIPTION OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Company—Northfield Park Associates, LLC, an Ohio limited liability company (Northfield Park) and subsidiary (collectively, the “Company”), own and operate a horse racetrack, and a video lottery terminal (VLT) and entertainment facility located in Northfield, Ohio and the Cedar Downs off-track wagering facility located in Sandusky, Ohio.

The Company operates four harness racing meets pursuant to permits issued annually by the Ohio State Racing Commission (OSRC). All racing conducted at Northfield Park is conducted in accordance with applicable Ohio statutes and the rules and regulations of the OSRC. Northfield Park was granted 102 and 103 days for the six months ended June 30, 2018 and 2017, respectively, of live racing by the OSRC. In addition, the OSRC approves full-card simulcasting schedules.

In December 2012, the Company began construction of a VLT and entertainment facility adjacent to Northfield Park. It is known as the Hard Rock Rocksino Northfield Park (“Rocksino”), and was completed in December of 2013. In conjunction with this, the Company acquired a VLT license from the Ohio Lottery Commission (OLC) during December of 2013. The 200,000 square foot Rocksino features over 2,200 video lottery terminals, a retail shop, and a variety of food and beverage and entertainment venues, including a concert theatre and comedy facility. The Rocksino opened on December 16, 2013. In October 2017, the property also added a 12-pump gas station, car wash and convenience store to its location called the Rock Stop.

Principles of Consolidation—The accompanying unaudited condensed consolidated financial statements include the accounts of Northfield Park and its wholly owned subsidiary Cedar Downs. All intercompany transactions have been eliminated in consolidation.

Basis of Presentation—The unaudited condensed consolidated financial statements are unaudited, but in our Opinion include all adjustments (consisting of normal recurring adjustments) necessary for a fair statement of the results for the interim period. The interim financial results are not necessarily indicative of results that may be expected for any other interim period or the fiscal year.

Accounts Receivable—The Company’s accounts receivable consists primarily of miscellaneous Rocksino receivables and pari-mutuel settlement receivables with racetracks. In evaluating collectability of accounts receivable, the Company considers the age of the account, changes in collection patterns and general industry conditions. The allowance for doubtful accounts at June 30, 2018 and December 31, 2017, was $11,455 and $16,250, respectively.

Property and Equipment—Land, buildings, furniture, fixtures and equipment are recorded at cost. Depreciation is computed using the straight-line method over the following useful lives:

Years
Buildings and building improvements	5–30
Furniture, fixtures and equipment	3–7

Routine repairs and maintenance costs are charged to expense as incurred. Expenditures, which extend the useful lives of the assets, are capitalized. Interest costs incurred on borrowed funds used for construction projects are capitalized as a component of the cost of acquiring those assets until the construction project is complete.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value may not be recoverable from estimated cash flows expected to result from its use and disposition. The Company had no impairment of property and equipment as of June 30, 2018 or December 31, 2017.

Deferred Financing Costs—Deferred financing costs are amortized using the effective interest method over the term of the related debt. For the six months ended June 30, 2018 and 2017, the Company recorded deferred financing cost amortization of $489,919 and $395,876 respectively, all of which is included within interest expense on the unaudited condensed consolidated statements of operations. Refer to Note 7 for discussion of deferred financing costs.

Intangible Assets—Costs incurred, or obligated to be incurred, related to gaming license fees have been determined to be indefinite-lived intangible assets and are not amortized. The Company performs an annual assessment for impairment of such indefinite-lived intangible assets, or between annual tests if there is an indication of impairment as of June 30, 2018, by comparing the fair value of the recorded assets to their carrying amount. If the carrying amount of the intangible asset exceeds its fair value, an impairment loss is recognized. No intangible asset impairments were recognized during the six months ended June 30, 2018, or year ended December 31, 2017.

Derivative Instruments—The Company utilizes an interest rate swap contract (which is considered a derivative instrument) to manage its exposure to interest rate risk on its variable rate debt.

Accounting principles generally accepted in the United States of America (GAAP) require derivatives to be recorded in the unaudited condensed consolidated balance sheets at fair value. Changes in the fair value of the derivative instrument are recorded in other expense in the unaudited condensed consolidated statements of operations.

Fair Value of Financial Instruments—The fair value hierarchy defines fair value as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based upon assumptions that market participants would use in pricing an asset or liability. Accounting Standards

Codification (ASC) 820, “Fair Value Measurements and Disclosures,” establishes three tiers, which prioritize the inputs used in measuring fair value as follows:

•	Level 1: Observable inputs, such as unadjusted quoted prices in active markets for identical assets or liabilities.

•

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; these include quoted prices for similar assets or liabilities in active markets, such as interest rates and yield curves that are observable at commonly quoted intervals.

•	Level 3: Unobservable inputs that reflect the reporting entity’s own assumptions, as there is little, if any, related market activity.

The Company’s accounts receivable and accounts payable are recorded at fair value due to the short-term nature of the instruments. The Company’s interest rate swap agreement is recorded at fair value using level 2 inputs. The Company’s long-term debt is recorded at carrying value which approximates fair value.

Income Taxes—Northfield Park Associates, LLC and subsidiary are limited liability companies. The Company is taxed as a partnership and as such, it is not liable for federal income taxes. Income from a limited liability company is reported on the member’s individual income tax returns and losses are deductible to the extent of the member’s tax basis. Therefore, no provision or liability for federal income taxes has been included in the accompanying unaudited condensed consolidated financial statements. Local income taxes are accrued and paid by the Company and included in its unaudited condensed consolidated financial statements.

The Company is not subject to tax examinations by tax authorities for years before 2014.

Revenue Recognition—The Company recognizes pari-mutuel related revenue from pari-mutuel commissions on live racing and the importing of simulcast signals from other race tracks at the time wagers are made. Such commissions are a designated portion of the wagering handle as determined by state racing commissions. The Company recognizes revenue from fees earned through the exporting of simulcast signals to other race tracks at the time wagers are made. Such fees are based upon a predetermined percentage of handle as contracted with the other race tracks.

The Company recognizes Rocksino gaming revenue from the net win earned on VLT wagers. Net win is the difference between wagers placed and winning payouts made to patrons. Jackpots, other than the incremental amount of progressive jackpots, are recognized at the time they are won. The Company accrues for the incremental amount of progressive jackpots as the progressive jackpot amount increases, with a corresponding reduction of gaming revenue.

Food and beverage, retail, gas, and other revenues are recognized when provided or when services are performed.

The retail value of food and beverage and other complimentaries furnished to patrons without charge is included in gross revenue amounts and then deducted as complimentaries. The estimated cost of providing such promotional allowances of $6,498,281 and $6,213,905, for the six months ended June 30, 2018 and 2017, respectively, is included within food and beverage expenses.

Gaming and Other Taxes—Gaming and pari-mutuel tax expense is based on the statutorily required percentage of revenue that must be paid to state and local jurisdictions. The Company records Rocksino gaming tax expense at the Company’s 33.8% gaming tax rate on net daily gaming revenue, which totaled $43,039,035 and $40,686,660 during the six months ended June 30, 2018 and 2017, respectively.

Pari-mutuel taxes are recorded at variable rates averaging between 3.0% and 4.0%, based on the amounts wagered, type of wager and the host status of the track on a daily basis and totaled $845,037 and $858,077 during the six months ended June 30, 2018 and 2017, respectively, and is included in the unaudited condensed consolidated statements of operations in other racetrack operating expenses.

Purses—Purse expense is based on the statutorily required amount that must be paid in the form of purses. The Company records a liability for all unpaid purses or a receivable for purses overpaid. Purses are supplemented based on a percentage of our Rocksino gaming revenue that we are required to pay for the benefit of breeding and racing in the state. In addition, purses are further supplemented with other funds it receives from the OSRC and others to promote horseracing at pari-mutuel racetracks. During the six months ended June 30, 2018 and 2017, purses were supplemented by $12,827,948 and $11,636,996, respectively.

Hard Rock Rewards Loyalty Program—The Company maintains a customer loyalty program, which offers incentives to patrons who gamble at the Rocksino. Under the program, patrons can earn points based on play that are redeemable in the form of complimentaries to outlets and venues within the Rocksino. The Company accrues the cost of redeemable points, after consideration of estimated breakage, as they are earned. The cost of redeemable points is recorded in other operating, general and administrative expenses and totaled $50,757 and $118,823 during the six months ended June 30, 2018 and 2017, respectively.

Advertising Expense—Advertising and promotion costs are recorded in other operating, general and administrative expenses and other racetrack operating expenses. These costs are expensed as incurred and totaled $5,496,944 and $4,184,422 during the six months ended June 30, 2018 and 2017, respectively.

Recently Issued Accounting Pronouncements—In May 2014, the Financial Accounting Standards Board (FASB) issued ASU No. 2014-09, “Revenue from Contracts with Customers,” (“ASU 2014-09”). ASU 2014-09 outlines a new, single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The new model outlines a five-step analysis in determining when and how revenue is recognized. The new model will require revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration a company expects to receive in exchange for those goods or services. Additionally, the FASB issued an amendment to the standard (ASU 2017-16) that allows non-public entities for which are solely considered public interest entities for purposes of including its financial statements within that of another filer would be allowed to adopt the new standard accordingly to non-public entity timelines. Accordingly, the new standard is effective for the Company’s annual period beginning January 1, 2019. The Company is currently assessing the impact the adoption of this new accounting pronouncement will have on its unaudited condensed consolidated financial statements and footnote disclosures.

Recently Adopted Accounting Pronouncements-In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Cash Payments,” (“ASU 2016-15”). ASU 2016-15 addresses eight specific changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. The Company adopted this update on January 1, 2017.

For the six months ended June 30, 2018, this pronouncement had no material impact on the Company’s financial statements.

Use of Estimates—The preparation of unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in the unaudited condensed consolidated financial statements and accompanying notes. Actual results may differ from those estimates and assumptions.

2.	CONCENTRATION OF RISK

At June 30, 2018 and December 31, 2017, and periodically throughout the periods, the Company maintained balances in various accounts in excess of federally insured limits. The Company does not expect to incur any losses resulting from cash held in financial institutions.

Certain of the Company’s employees belong to unions that are collectively bargained for on a periodic basis. The Company does not believe that the use of unionized labor represents any risk of loss with respect to its unaudited condensed consolidated financial position as of June 30, 2018 and December 31, 2017. The collective bargaining agreements expire in 2018.

3.	INTANGIBLE ASSETS

The Company paid $50,000,000 related to the licensure fee required by the OLC. This amount is capitalized as an indefinite-lived intangible asset and included in the unaudited condensed consolidated balance sheets as gaming license fees. This intangible asset will not be subject to amortization and will be tested for impairment annually. The Company concluded there was no impairment as of June 30, 2018 and December 31, 2017.

4.	OHIO SETTLEMENT AGENT

The Company has been appointed by the OSRC to act as settlement agent for Ohio race tracks. As settlement agent, the Company is responsible for settlement of monies owed between tracks, resulting from Ohio tracks’ bettors wagering on other tracks. At June 30, 2018 and December 31, 2017, the following amounts were included on the unaudited condensed consolidated balance sheets of the Company:

	June 30, 2018	December 31, 2017
Assets:
Cash	$438,875	$527,238
Accounts receivable	316,944	458,762

	$755,819	$986,000

Liabilities—accounts payable	$755,819	$986,000

The Company receives a fee of $5 per day per track billed for its role as settlement agent. The fees for the six months ended June 30, 2018 and 2017 totaled $85,645 and $96,550, respectively, and are included in other revenue in the unaudited condensed consolidated statements of operations.

5.	ACCRUED EXPENSES

Accrued expenses as of June 30, 2018 and December 31, 2017, consisted of the following:

	June 30, 2018	December 31, 2017
Taxes, other than income taxes	$3,200,866	$4,372,970
Accrued payroll and related taxes	2,102,161	2,186,298
Progressive liability	3,237,148	2,800,265
Deposits and customer funds liability	1,487,911	1,584,673
Accrued VLT	4,244	308,830
Other accruals	2,946,748	3,275,644

	$12,979,078	$14,528,680

6.	TRANSACTIONS WITH RELATED PARTIES

On December 19, 2012, the Company entered into a Gaming Facility Management Agreement (“Management Agreement”) with HR Ohio Manager, LLC (“Hard Rock”). Hard Rock is engaged to manage, maintain, operate, promote, and market the Rocksino for which they are paid a management fee in an aggregate amount based on a percentage of achieved earnings before interest, taxes, depreciation, and amortization for which $1,846,898 and $1,740,901 was paid during the six months ended June 30, 2018 and 2017, respectively. These amounts are recorded as management fees in operating expenses.

Hard Rock was an owner of the Company until October 16, 2017, at which time all of their ownership interest was purchased by the Company. The purchase price for the equity buy out was $103,000,000 and this was accounted for using the treasury stock method. In connection with the equity buy out, the Management Agreement was amended and terms remain consistent.

On December 19, 2012, the Company also entered into a Track Management Agreement with Milstein Entertainment, LLC (“Milstein Entertainment”). Milstein Entertainment is engaged to supervise and manage the operation, maintenance and repair of the racing and related facilities, for which they are paid an annual management fee of $500,000. During the six months ended June 30, 2018 and 2017, $250,002 was paid for the management fee. Milstein Entertainment is an owner of the Company and these amounts are recorded as management fees in operating expense.

On December 19, 2012, the Company entered into a Memorabilia Lease with Hard Rock Café International (HRCI). HRCI provides the Company with an agreed upon amount of Rock and Roll memorabilia for display and exhibition throughout the Rocksino for which they are paid a maximum annual amount of $50,000. During the six months ended June 30, 2018 and 2017, $25,000 was paid. These amounts are recorded as other operating, general and administrative expense.

On December 19, 2012, the Company entered into a Licensing Agreement with HRCI. This agreement allows the Company to use the Hard Rock name and in all advertising, promotions and operation of the Rocksino for which they are paid 1% of Rocksino gross revenues, not to include Rock Stop. These amounts are recorded as other operating, general and administrative expense.

During 2014 the Company began paying rent for a warehouse owned by Trebmal Miles, LLC, a related party, and during the six months ended June 30, 2018 and 2017, paid $35,203 and $35,697, respectively. These amounts are recorded as other operating, general and administrative expense.

7.	LONG-TERM DEBT

Long-term debt as of June 30, 2018 and December 31, 2017, consisted of the following:

	June 30, 2018	December 31, 2017
Total debt	$207,750,000	$205,250,000
Less: current portion	15,000,000	15,000,000

Long-term debt	192,750,000	190,250,000

Deferred financing fees, net	(2,401,861)	(2,891,780)

Total long-term debt, net	$190,348,139	$187,358,220

In July 2014, the Company entered into a $190,000,000 credit facility with financial institutions consisting of $125,000,000 term loan facility and $65,000,000 revolving credit facility. The proceeds of this credit facility were used to pay off a preceding credit facility. Payments of principal are due on the last day of each calendar quarter.

In August 2015, this loan was amended. The Company entered into a $200,000,000 credit facility with financial institutions consisting of a $150,000,000 term loan facility and a $50,000,000 revolving credit facility. The proceeds of this amendment were used to pay off the preceding facility noted above as well as a subordinated loan. Payments of principal are due on the last day of each calendar quarter and are calculated at 7.5% of the initial term loan amount for the first two years and 10% of the initial term loan amount thereafter.

During 2015, in connection with the amended debt agreement, the Company incurred debt financing costs of approximately $1 million, which were recorded as deferred financing costs and will be amortized over the term of the amended agreement. The costs that were previously deferred and were being amortized over the term of the original debt agreement will continue to be amortized over the remaining term of the amended debt agreement because the transaction did not meet the criteria in ASC 405-20 for extinguishment of debt.

In October 2017, the Company entered into a second amendment of the credit facility. An additional $75,000,000 of revolving commitments were provided in this amendment so that the aggregate amount of the revolving credit facility is $125,000,000. A portion of the proceeds from the revolving credit facility were used to finance a buyout of the ownership interest of a member. Additionally, the scheduled credit facility maturity date was extended out one year from July 2020 to July 2021. As of June 30, 2018 and December 31, 2017, the amount outstanding on the term loan and revolving credit facility is $207,750,000 and $205,250,000, respectively.

In connection with the second amendment to the credit facility, the Company incurred debt financing costs of $1.2 million, which were recorded as deferred financing costs and will be amortized over the term the amended agreement. Any costs that were previously deferred and were being amortized over the term of the previous debt agreement will continue to be amortized over the remaining term of the second amended debt agreement because the transaction did not meet the criteria in ASC 405-20 for extinguishment of debt.

Both the term loan and the revolving loan facility bear interest at a variable rate based three-month London Interbank Offer Rate (LIBOR), plus a margin ranging from 1.25% to 2.25% based on the achievement of certain total leverage ratio covenants. The rate was 3.3435% and 3.193% as of June 30, 2018 and December 31, 2017, respectively.

The loans are collateralized by the Company’s assets and guaranteed by the member’s interest in the Company. The Company is subject to various financial covenants. The covenants include maximum capital expenditures, fixed charge coverage ratio, and total leverage ratio requirements.

At June 30, 2018, maturities of long-term debt with scheduled principal payments are as follows:

Years Ending
June 30
2019	$15,000,000
2020	15,000,000
2021	177,750,000

$207,750,000

The Company has an interest rate swap agreement with a maturity date of August 31, 2018 to reduce the impact of changes in the interest rate on its variable rate debt. The recorded amount of this interest rate swap represents an amount the financial institution would pay to the Company (asset) or receive from the Company (liability) if the swap agreement was canceled at that date. Information related to this interest rate swap agreement at June 30, 2018 and December 31, 2017, is as follows:

	June 30, 2018	December 31, 2017
Notional amount	$87,187,500	$92,812,500
Fair value of interest rate swap asset	(184,087)	(467,243)

The fair value of this interest rate swap fluctuates based on current interest rates. The Company made monthly payments at a fixed rate of 0.893% at June 30, 2018 and December 31, 2017. The Company received monthly payments at one-month USD LIBOR, or 2.0935% and 1.569%, for the six months ended June 30, 2018 and year ended December 31, 2017, respectively. The net amount is recorded as interest expense.

The interest rate swap is carried at fair value and classified as Level 2 in the GAAP valuation hierarchy. Fair value for Level 2 is determined by reference to other observable inputs. The fair value of the interest rate swap contract is determined by the swap financial institution and is calculated based on the present value of expected net cash flows of fixed and variable forward interest rates. The unrealized loss during the six months ended June 30, 2018 and 2017, was $283,156 and $0, respectively, and is included in other income (expense) on the unaudited condensed consolidated statements of operations.

8.	PARI-MUTUEL TAX ABATEMENT

The Company is approved to participate in a capital improvement tax abatement program through the OSRC. The capital improvement tax abatement program was modified during 2011 to allow the extension of the program through December 31, 2017. Thereafter, future capital improvements will no longer be approved for abatement by the OSRC. The modified program qualifies as a major capital improvement and, therefore, is eligible for a maximum tax reduction equal to 100% of the cost. Such tax reductions are to be allowed each race program by the capital improvement allowance not to exceed 1% of the total amount wagered. At June 30, 2018 and December 31, 2017, the Company had $7,608,081 and $7,793,717, respectively, of abatement available for recovery in future periods.

The pari-mutuel tax abatement earned for the six months ended June 30, 2018 and 2017, was $185,336 and $191,802, respectively and is reflected in other racetrack operating expenses in the unaudited condensed consolidated statements of operations.

9.	EMPLOYEE BENEFIT PLAN

The Company has a defined contribution 401(k) savings plan (the “Plan”) for all employees. Under the Plan, eligible employees may elect to defer a portion of their pre-tax earnings up to a maximum amount as provided for by the Plan. Company matching contributions are determined annually at the discretion of management. The Company matches 37 1/2% of employee contributions up to 6% of employee compensation. The Company’s contribution to the Plan during the six months ended June 30, 2018 and 2017, totaled $110,903 and $100,947, respectively.

10.	UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS—SUPPLEMENTAL DISCLOSURES

At June 30, 2018 capital expenditures recorded in accounts payable totaled $34,856. At December 30, 2017, capital expenditures recorded in accounts payable totaled $268,616.

During the six months ended June 30, 2018 and 2017, investing and financing activities were as follows:

•	June 30, 2018 and 2017, the Company paid interest of $3,627,023 and $1,994,097, respectively.

•	June 30, 2018 and 2017, the Company paid income taxes of $150,000.

11.	COMMITMENTS AND CONTINGENCIES

The Company is a defendant in various pending litigation matters and has recorded certain accruals related to litigation where appropriate and upon the advice of counsel. In management’s current opinion, the ultimate outcome of such litigation will not have a material effect on the unaudited condensed consolidated results of operations or the unaudited condensed consolidated financial position of the Company.

12.	SUBSEQUENT EVENTS

On July 6, 2018, MGM Growth Properties Operating Partnership LP (the “Operating Partnership”), a subsidiary of MGM Growth Properties LLC, and MGP OH, Inc., a Delaware corporation and a subsidiary of the Operating Partnership (“MGP OH”), completed the transactions contemplated by the Membership Interest Purchase Agreement (the “Agreement”), dated April 4, 2018, with Milstein Entertainment LLC and Brock Milstein, which provided for, among other things, the purchase by MGP OH of all of the membership interests of the Company for total consideration of $1,062,500,000 on a debt free basis, subject to a post-closing working capital adjustment.

In preparing these unaudited condensed consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through August 10, 2018, the date the Company’s unaudited condensed consolidated financial statements were available to be issued.

* * * * * *